Exhibit 10.6

THIS NOTICE OF ASSIGNMENTS is dated as of September 18, 2009

TO: Antigenics Inc. (“Antigenics”)

BY: ELAN PHARMA INTERNATIONAL LIMITED, a private company limited by shares organized under the laws of Ireland with offices at Monksland, Athione, County Westmeath (“EPIL”) and ELAN PHARMACEUTICALS, INC., a Delaware corporation with offices at 800 Gateway Boulevard, South San Francisco, California 94080 (“EPI”).

INTRODUCTION

(A) EPIL, EPI and Antigenics are parties to that certain Amended and Restated License Agreement effective September 14, 2009 (the “Agreement”).

(B) EPIL and EPI assigned their respective rights, obligations and liabilities pursuant to or under the Agreement to Crimagua Limited, an Irish private limited company (“Crimagua”) an affiliate of EPIL and EPI in accordance with that certain Asset Purchase Agreement, dated as of July 2, 2009, among EPILI, EPI, Neuralab Limited, Athena Neurosciences, Inc., Crimagua and Elan Corporation, plc (such agreement, as amended or modified from time to time, the “Internal Asset Purchase Agreement” and such assignment, the “Crimagua Assignment”).

(C) Promptly following the Crimagua Assignment, Crimagun assigned its rights, obligations and liabilities pursuant to or under the Agreement to Janssen Alzheimer Immunotherapy, an Irish unlimited company (“Janssen”) and a subsidiary of Johnson & Johnson, in accordance with that certain Asset Purchase Agreement, dated as of July 2, 2009, among Janssen, Elan Corporation, pie, Janssen Pharmaceutical and the other parties identified therein (such agreement, as amended or modified from time to time, the “Janssen Asset Purchase Agreement” and such assignment, the “Janssen Assignment” and together with the Crimauga Assignment, the “Assignments”).

NOTICE OF ASSIGNMENTS

EPIL and EPI hereby notify Antigenics of the Crimagua Assignment and the Janssen Assignment. The Assignments became effective as of September 17, 2009.

EXECUTED and delivered on the date first written above.

ELAN PHARMACEUTICALS, INC.

By:	/s/ illegible

ELAN PHARMA INTERNATIONAL LIMITED

By:	/s/ illegible